Exhibit 99
Securities and Exchange Commission:
Packer Thomas agrees with the statements made by Cortland Bancorp, the registrant, in response to Item 4.01 on Forms 8-K dated March 18, 2008, as it relates to the termination of our services as independent registered public accountants.
Very truly yours,
PACKER THOMAS
Youngstown, Ohio
March 18, 2008